Exhibit 3.69
Filling Fee: $150.00 Franchise Tax $25.00 Total $175.00  File # 63531472 Approved:  PHS  Submit in duplicate                      Type or Print clearly in black ink                      Do not write above this line
1.	CORPORATE NAME: LSI Title Agency, Inc.

(The corporate name must contain the word “corporation”, “company,” “incorporated,” “limited” or an abbreviation thereof.)

2.	Initial Registered Agent:	C T Corporation System

		First Name	Middle Initial	Last name

	Initial Registered Office:	208 S. LaSalle Street	814

		Number Street	Suite #	(A P.O. BOX ALONE IS NOT ACCEPTABLE)

		Chicago	IL 60604	Cook

		City	ZIP Code	County

3.	Purpose or purposes for which the corporation is organized:

(If not sufficient space to cover this point, add one or more sheets of this size.)

The transaction of any or all lawful businesses for which corporations may be incorporated under the Illinois Business Corporation Act.

4.	Paragraph 1: Authorized Shares, Issued Shares and Consideration Received:

	Number of Shares	Number of Shares		Consideration to be
Class	Authorized	Proposed to be Issued		Received Therefor

common	1,000	1,000		$1000.00

			TOTAL =	$1000.00
Paragraph 2: The preferences, qualifications, limitations, restrictions and special or relative rights in respect of the shares of each class are:
                                        none
(If not sufficient space to cover this point, add one or more sheets of this size.)
(over)

5. OPTIONAL:	(a)	Number of directors constituting the initial board of directors of the corporation: .

	(b)	Names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualify:

Name	Address	City, State, ZIP

6. OPTIONAL:	(a)	It is estimated that the value of all property to be owned by the corporation for the following year wherever located will be:	$

	(b)	It is estimated that the value of the property to be located within the State of Illinois during the following year will be:	$

	(c)	It is estimated that the gross amount of business that will be transacted by the corporation during the following year will be:	$

	(d)	It is estimated that the gross amount of business that will be transacted from places of business in the State of Illinois during the following year will be:	$

7. OPTIONAL:	OTHER PROVISIONS

Attach a separate sheet of this size for any other provision to be included in the Articles of Incorporation, e.g., authorizing preemptive rights, denying cumulative voting, regulating internal affairs, voting majority requirements, fixing a duration other than perpetual, etc.

8.	NAME(S) & ADDRESS(ES) OF INCORPORATOR(S)
     The undersigned incorporator(s) hereby declare(s), under penalties of perjury, that the statements made in the foregoing Articles of Incorporation are true.

Dated	May 10	,	2004

	(Month & Day)		Year

	Signature and Name			Address
1.	/s/ Eileen W. Van Roeyen	1.	171 North Clark Street, 8th Floor

	Signature		Street

	Eileen W. Van Roeyen		Chicago	IL	60601-3294

	(Type or Print Name)		City/Town	State	ZIP Code

2.		2.

	Signature		Street

	(Type or Print Name)		City/Town	State	ZIP Code

3.		3.

	Signature		Street

	(Type or Print Name)		City/Town	State	ZIP Code
(Signatures must be in BLACK INK on original document. Carbon copy, photocopy or rubber stamp signatures may only be used on conformed copies.)
NOTE: If a corporation acts as incorporator, the name of the corporation and the state of incorporation shall be shown and the execution shall be by a duly authorized corporate officer. Type or print officer’s name and title beneath signature.

Note 1: Fee Schedule	Note 2: Return to:

The initial franchise tax is assessed at the rate of 15/100 of 1 percent	Fidelity National

($1.50 per $1,000) on the paid-in capital represented in this State.	(Firm name)
(Minimum initial franchise tax is $25)	Eileen W. Van Roeyen

(Attention)

The filing fee is $150	171 N. Clark St. - 8th Floor

(Mailing Address)

The minimum total due (franchise tax + filing fee) is $175.	Chicago IL 60601-3294

(City, State, ZIP Code)